Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Announces Management Changes

•	S. Kent Rockwell continues as CEO & Chairman

•	Expanded responsibilities for existing core senior management team

•	David J. Burns reassigned as Global Head of Sales

NORTH HUNTINGDON, PA, December 19, 2014 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, announced today that it is implementing management changes effective immediately to provide direct and centralized operational control and reporting to its Chairman and Chief Executive Officer, S. Kent Rockwell.

S. Kent Rockwell, Chairman and Chief Executive Officer of ExOne, commented, “Our management team is critical to the success of the company, and as our company evolves, it is critical that we advance and promote the right leadership. These managers have made key contributions to the current success of the company, and I believe that the expansion of their responsibilities will help guide the company to achieve its operating and strategic goals.”

Members of ExOne’s existing management team will step into different or expanded roles to provide global strategic and operational coverage to ExOne’s growing 3D machine sales and production service centers (PSCs) businesses. Each executive will report directly to CEO Kent Rockwell.

•	David J. Burns, formerly ExOne’s President and Chief Operating Officer, is now the Global Head of Sales focusing his sole efforts on the expansion of the Company’s sales initiatives. Mr. Burns has had extensive career experience in manufacturing sales management in global regions, including Japan, and has been a key figure in implementing ExOne’s worldwide sale organization. Mr. Burns stepped down as ExOne’s President and Chief Operating Officer effective December 18, 2014.

•	JoEllen Lyons Dillon, currently ExOne’s Chief Legal Officer and Corporate Secretary, will add “Executive Vice President,” to her current roles. Ms. Dillon was responsible for implementation of the Company’s Initial Public Offering (IPO) and thereafter became a key member of its Senior Management Team. In her new, additional role, Ms. Dillon will assist the CEO with global initiatives. She will also be responsible for certain global corporate departments, including human resources.

•	Rainer Hoechsmann, currently ExOne’s Chief Development Officer and General Manager of ExOne’s German subsidiaries, will report directly to the CEO. Mr. Hoechsmann manages the development of the Company’s machine and device portfolio and production in Germany. He will also continue to manage the Company’s new European headquarters located in Gersthofen, Germany. Mr. Hoechsmann is one of the original pioneers of development of 3D binder jetting and has been with ExOne or its predecessors since 2003.

•	Rick Lucas, ExOne’s Chief Technology Officer, will report directly to the CEO. Mr. Lucas currently manages the Company’s research, development and technology through its

-MORE-

The ExOne Company Announces Management Changes

December 19, 2014

ExMal division and also manages the Company’s government contracting and research. Mr. Lucas joined ExOne in 2012 prior to its IPO and since then has been responsible for qualification of directly printed materials by the Company, including introduction of its first metal to achieve greater than 99% density.

•	Tim Pierce, ExOne’s United States Chief Operating Officer, manages the Company’s five North American production service centers in the United States. Mr. Pierce will also take over responsibility for finished part production through the Company’s ExCast division in the United States. Mr. Pierce joined ExOne in March 2014.

“I am proud of what we have accomplished in the short period of ExOne’s existence as a public company,” said Dave Burns. “I look forward to focusing my efforts on supporting our global sales needs and am confident that our global operations team can cover the regions under their responsibility as I move into this new role.”

Mr. Rockwell acknowledged Mr. Burns’ contributions to the Company and stated, “Mr. Burns has served our company well through a very important time in its development and has stated a desire to transition into retirement over the next year. We appreciate his efforts and contributions to the Company.” Mr. Rockwell further emphasized that the transition of these leadership changes will be seamless as he continues to serve as the Chairman and Chief Executive Officer of the Company.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products for customers through its eight production service centers (“PSCs”), which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

-MORE-

The ExOne Company Announces Management Changes

December 19, 2014

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

-END-